Exhibit 99.1

NEWS IMMEDIATE RELEASE	650 FIFTH AVENUE NEW YORK, NY 10019-6108

John Tietjen	Edward Nebb/Seth Linden
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	Dukas Public Relations
john.tietjen@sterlingbancorp.com	seth@dukaspr.com
212.757.8035	212.704.7385, Ext. 104
Sterling Bancorp Reports 15% Increase in EPS and Strong Asset Quality
for 2007 Fourth Quarter
Full Year 2007 Net Income is $14.6 Million or $0.79 per Share
Loans Increased 6.7% on Average for the Year
Deposits Rose 7.9% on Average for the Year
New York, NY, January 28, 2008 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, today reported its financial results for the fourth quarter and full year ended December 31, 2007.
Highlights:
•	Net income rose to $4.2 million or $0.23 per diluted share for the 2007 fourth quarter, from $3.9 million or $0.20 per diluted share for the same period of 2006, an increase of 15% in EPS.

•	Full year net income rose to $14.6 million or $0.79 per diluted share, from $10.8 million or $0.56 per diluted share for 2006. The year-ago results reflected, in part, the impact of the disposal of a business unit and a recapture of excess tax reserves.

•	Net interest income increased 2.7% to $19.2 million for the 2007 fourth quarter on a tax-equivalent basis.

•	Total deposits reached a year-end record, and averaged $1,500.4 million for 2007, up 7.9% from the prior year.

•	Loans held in portfolio, net of unearned discounts, averaged a record $1,069.5 million for the year ended December 31, 2007, up 6.7% from the prior year.

•	Asset quality, as reflected by a 0.40% ratio of nonperforming assets to total assets at December 31, 2007, was stronger than the peer group average.

“We are pleased with Sterling’s increased earnings performance in the 2007 fourth quarter, particularly in view of the challenging economic conditions faced by many in our industry. Our strong performance reflects sequential growth in EPS from continuing operations throughout 2007: from $0.19 in the first quarter, to $0.20 in the second quarter; $0.21 in the third quarter; and $0.23 in the fourth quarter. Other key accomplishments for the year included higher operating earnings from our diverse mix of revenue sources, growth in loans and deposits, and sustained asset quality. At a time when prevailing economic forces have adversely impacted many financial institutions, it is gratifying to be able to deliver positive results for our shareholders,” said Louis J. Cappelli, Chairman and Chief Executive Officer.
Mr. Cappelli added, “To mitigate our risk exposure, we have continually taken a disciplined approach to lending and deposit pricing, and focused on asset classes where we have deep expertise.” He noted that the Company has minimal exposure to the sub-prime mortgage business, does not participate in collateralized debt obligations (CDOs) and other exotic structured instruments, and has limited portfolio exposure to consumer debt, home equity lending products, credit card receivables, auto loans or other asset classes that have been sources of higher risk in the current market environment. Sterling’s mortgage unit has been focusing on FHA-insured loans and other high quality products, and has relied upon its product diversity and rigorous approach to credit, risk and expense management to minimize its exposure to the current mortgage industry downturn. Also, over 90% of the investment portfolio is comprised of obligations of U.S. government corporations and government sponsored enterprises.
“The source of Sterling’s loan and deposit growth during 2007 was our longstanding emphasis on providing quality, personalized service to businesses and individuals in our marketplace. On January 22, 2008, the Federal Reserve lowered the Federal Funds rate by 75 basis points in response to global concerns about possible weakening economic conditions — a move significant in its magnitude and unexpected timing. While it is too early to determine whether this will result in a sustained improvement in the financial markets, we continue to believe that the current environment will provide opportunities for a strong and service-oriented institution such as Sterling. We believe that we are well positioned to grow and serve our customers, as other lenders rein in their growth to preserve capital, and market forces temper irrational competition. We also continue to expect that our approach to managing risk and serving our market will drive our success going forward, and we believe that we have the strong capital position and liquidity to deliver on our commitments to customers and shareholders,” Mr. Cappelli concluded.
Growth in Loans and Deposits
Loans held in portfolio, net of unearned discounts, averaged a record $1,069.5 million for the year ended December 31, 2007, an increase of 6.7% from the prior year. The growth in the loan portfolio was broad-based across many of the Company’s lending businesses.

Total deposits averaged $1,500.4 million for the year ended December 31, 2007, rising 7.9% from the prior year. Demand deposits at December 31, 2007 totaled $535.4 million, or 35% of total deposits, and again represented one of the highest ratios of demand to total deposits in the industry.
Fourth Quarter 2007 Financial Results
Net income for the 2007 fourth quarter was $4.2 million or $0.23 per diluted share, growing EPS 15% compared with $3.9 million or $0.20 per diluted share for the same period of 2006. The increased profitability primarily reflected higher interest income and the effect of discontinued operations on the year-ago period, which more than offset increases in interest expenses and a higher provision for taxes.
Net interest income for the fourth quarter of 2007, on a tax-equivalent basis, was $19.2 million, up from $18.7 million in the same period of 2006. The increase primarily reflected higher loan balances, higher investment securities balances at higher yields, and lower rates on interest-bearing deposits and borrowed funds. This increase was partially offset by a lower yield on loans, along with higher interest-bearing deposit and borrowed funds balances.
The net interest margin, on a tax-equivalent basis, was 4.32% for the 2007 fourth quarter versus 4.41% for the 2006 period. The net interest margin decrease reflected the impact of the lower interest rate environment in the 2007 period, as reductions of interest rates by the Federal Reserve during the period and more competitive pricing practices in the Company’s markets have caused the yield on loans to decrease more rapidly than the cost of deposits.
Noninterest income for the fourth quarter of 2007 was $9.6 million, virtually unchanged from the year-ago period.
Noninterest expenses for the fourth quarter of 2007 were $20.5 million, compared to $20.6 million for the fourth quarter of 2006. Reflecting the Company’s cost-control discipline, reductions in various categories of noninterest expenses more than offset higher salaries and employee benefit costs related to investments in the Sterling franchise.
The provision for income taxes at normalized tax rates was $2.6 million for the fourth quarter of 2007, compared to $2.2 million for the same period of 2006.
Full Year 2007 Financial Results
Net income for the year ended December 31, 2007 was $14.6 million or $0.79 per diluted share, compared with $10.8 million or $0.56 per diluted share for the full year 2006, an increase of 41.1% in EPS. The year-ago results reflected a $9.6 million loss, net of tax, on the sale in September 2006 of a business unit. Also included in the 2006 results was a reversal of tax reserves totaling $4.4 million.

Net interest income for 2007, on a tax-equivalent basis, was $74.4 million, compared to $75.3 million for 2006. Net interest income benefited from higher average loan balances, a higher yield on investment securities and lower borrowings, which were more than offset by a reduction in the investment securities portfolio, lower yield on loans and higher balances and rates paid on interest-bearing deposits.
Net interest margin for 2007, on a tax-equivalent basis, was 4.49%, compared with 4.64% for 2006. The net interest margin was impacted by the higher rate environment during most of 2007 and by the interest-earning asset and funding mix. Additionally, the more competitive pricing practices in the Company’s markets caused the cost of interest-bearing deposits to increase more rapidly than the yield on interest-earning assets.
Noninterest income for 2007 was $35.7 million, a 6.1% increase compared to $33.7 million for the prior year. This increase was primarily due to revenues generated by Sterling Resource Funding Corp., which was acquired in April 2006, and net gains on securities sales in 2007, compared to net losses on securities sales in the prior year period.
Noninterest expenses for 2007 were $79.8 million, compared to $77.4 million for 2006. The increase was primarily due to higher salaries and occupancy costs related to investments in the Sterling franchise, including two new branches and the acquisition of Sterling Resource Funding Corp. These increases were partially offset by expense reductions from a refocusing of the Company’s mortgage banking activities. The 2006 period benefited from a recapture of $1.1 million of previously expensed professional fees.
The provision for income taxes at normalized tax rates for 2007 was $8.9 million, compared with $9.8 million for the prior year, primarily reflecting a lower level of pretax income. The normalized provision for 2006 excludes an aggregate $4.4 million reversal of reserves for state and local income taxes, net of federal tax effect. The reversal reflected management’s review of required reserves with outside professionals in light of the resolution of certain past tax issues, and the closure of certain years for local tax purposes.
Asset Quality
The provision for loan losses was $1.4 million for the 2007 fourth quarter, compared to $1.3 million for the prior year period. For the full year 2007, the provision for loan losses was $5.9 million, compared to $4.5 million for 2006.
The allowance for loan losses as of December 31, 2007, was $15.1 million, or 1.27% of loans held in portfolio, compared to $16.3 million, or 1.46% of loans held in portfolio, a year earlier. As of December 31, 2007, nonperforming assets were $8.1 million, representing 0.40% of total assets from continuing operations, compared with $8.1 million or 0.43% of total assets from continuing operations a year ago.

The adequacy of the provision and the resulting allowance for loan losses is determined based on management’s continuing evaluation of the loan portfolio, including an assessment of current and expected future economic conditions, the changing mix of loans in the portfolio, and numerous other factors.
Capital Management and Dividends
As of December 31, 2007, the Company exceeded the requirements for a well-capitalized institution for regulatory purposes. Its Tier 1 risk-weighted capital ratio was 9.76% and its Tier 1 leverage ratio was 6.88% at that date.
Sterling paid a cash dividend of $0.19 per common share on December 31, 2007, to shareholders of record as of December 15, 2007. This extended the Company’s record of dividend payments to 248 consecutive quarters, or 62 years.
The Company repurchased 862,000 shares of common stock during 2007. The Board of Directors and management concluded that it was prudent to maintain strong capital resources in response to the adverse conditions in the financial markets, and thus made no repurchases during the 2007 fourth quarter.
Conference Call
Sterling Bancorp will host a teleconference call for the financial community on January 29, 2008 at 10:00 a.m. Eastern Standard Time to discuss the 2007 financial results. The public is invited to listen to this conference call by dialing 800-762-4832 at least 10 minutes prior to the call.
A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Standard Time on January 29, 2008 until 11:59 p.m. Eastern Standard Time on February 12, 2008. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the access code 908182.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of more than $2.0 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring and accounts receivable management, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey and North Carolina and conducts business throughout the U.S.

Certain statements in this press release, including but not limited to, statements as to future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations or financial position, and plans and objectives for future operations, statements concerning the Company’s belief that the current environment in the financial markets will provide opportunities for the Company and that it is well positioned to grow and serve its customers, the Company’s expectation that its approach to managing risk and serving its market will drive its success going forward, and the Company’s belief that it has the strong capital position and liquidity to deliver on its commitments to customers and shareholders, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements and Factors that Could Affect Future Results “ in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
- tables to follow-

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
OPERATING HIGHLIGHTS (1)
Interest income	$31,177	$30,249	$121,452	$116,586
Interest expense	12,094	11,701	47,560	42,021
Provision for loan losses	1,400	1,250	5,853	4,503
Noninterest income	9,631	9,617	35,724	33,658
Noninterest expenses	20,475	20,572	79,809	77,355
Income from continuing operations, before income taxes	6,839	6,343	23,954	26,365
Provision for income taxes at normal effective rates	2,649	2,234	8,901	9,814
Income from continuing operations after normalized taxes	4,190	4,109	15,053	16,551
Reversal of tax reserves	0	0	341	4,447
Income from continuing operations	4,190	4,109	15,394	20,998
Loss from discontinued operations, net of income taxes	0	(223)	(795)	(10,238)
Net income	4,190	3,886	14,599	10,760

Net income per average common share:
Basic	0.24	0.20	0.80	0.57
Diluted	0.23	0.20	0.79	0.56
Income from continuing operations, after normalized taxes, per average common share:
Basic	0.24	0.23	0.83	0.88
Diluted	0.23	0.23	0.81	0.86
Income from continuing operations per average common share:
Basic	0.24	0.22	0.85	1.12
Diluted	0.23	0.21	0.83	1.09
Cash dividends declared	0.19	0.19	0.76	0.76

Common shares outstanding:
Period end	17,819	18,605	17,819	18,605
Average Basic	17,808	18,685	18,210	18,735
Average Diluted	18,131	19,193	18,532	19,265

Return on average assets, after nomalized taxes (2)	0.84%	0.86%	0.80%	0.89%
Return on average assets (3)	0.84%	0.86%	0.81%	1.13%
Return on average tangible equity, after normalized taxes (4)	17.17%	14.13%	14.87%	13.74%
Return on average tangible equity (5)	17.17%	14.13%	15.20%	17.43%
Return on average stated equity, after normalized taxes (6)	13.89%	11.80%	12.13%	11.56%
Return on average stated equity (7)	13.89%	11.80%	12.40%	14.67%
Net interest spread, tax-equivalent basis	3.43%	3.39%	3.50%	3.69%
Net interest margin, tax-equivalent basis	4.32%	4.41%	4.49%	4.64%

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Calculated by dividing income from continuing operations, after normalized taxes, by average assets from continuing operations.

(3)	Calculated by dividing income from continuing operations by average assets from continuing operations.

(4)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations, after normalized taxes, by average tangible equity.

(5)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations by average tangible equity.

(6)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations, after normalized taxes, by average stated equity.

(7)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations by average stated equity.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
BALANCE SHEET HIGHLIGHTS
Period End Balances (1)
Investment securities	$625,241	$569,324	$625,241	$569,324
Loans held for sale	23,756	33,320	23,756	33,320
Loans held in portfolio, net of unearned discount	1,187,124	1,112,602	1,187,124	1,112,602
Total earning assets	1,837,101	1,736,507	1,837,101	1,736,507
Allowance for loan losses	15,085	16,288	15,085	16,288
Total assets from continuing operations	2,012,649	1,884,294	2,012,649	1,884,294
Total assets	2,012,649	1,885,957	2,012,649	1,885,957

Demand deposits	535,351	546,443	535,351	546,443
Savings, NOW and money market deposits	467,446	447,601	467,446	447,601
Time deposits	524,189	527,986	524,189	527,986
Customer repurchase agreements	60,054	52,803	60,054	52,803
Other short-term borrowings	145,364	30,974	145,364	30,974
Long-term borrowings	65,774	45,774	65,774	45,774
Shareholders’ equity (2)	121,070	132,263	121,070	132,263

Average Balances (1)
Investment securities	$635,689	$592,262	$586,463	$647,602
Loans held for sale	32,751	38,340	43,919	40,992
Loans held in portfolio, net of unearned discount	1,128,293	1,078,947	1,069,453	1,002,688
Total earning assets	1,801,205	1,721,618	1,726,087	1,697,947
Total assets from continuing operations	1,968,779	1,896,043	1,892,751	1,859,330
Total assets	1,968,779	1,901,126	1,892,751	1,944,776

Demand deposits	444,233	448,147	444,672	439,064
Savings, NOW and money market deposits	513,249	447,387	498,827	434,167
Time deposits	548,180	536,175	556,869	517,166
Customer repurchase agreements	83,325	94,305	80,649	86,418
Other short-term borrowings	102,287	81,971	50,924	168,786
Long-term borrowings	57,513	45,774	44,130	59,938
Shareholders’ equity (2)	119,718	138,201	124,140	143,178

ASSET QUALITY HIGHLIGHTS (1)
Period End
Net charge-offs	$1,178	$1,487	$5,784	$4,774
Nonperforming loans	6,383	5,861	6,383	5,861
Other real estate owned	1,670	2,243	1,670	2,243
Nonperforming assets	8,053	8,104	8,053	8,104
Nonperforming loans/loans (3)	0.53%	0.51%	0.53%	0.51%
Nonperforming assets/assets	0.40%	0.43%	0.40%	0.43%
Allowance for loan losses/loans (4)	1.27%	1.46%	1.27%	1.46%
Allowance for loan losses/ nonperforming loans	236.33%	277.90%	236.33%	277.90%

Capital Ratios (2)
Tier 1 risk based	9.76%	11.44%	9.76%	11.44%
Total risk based	10.87%	12.69%	10.87%	12.69%
Leverage	6.88%	7.79%	6.88%	7.79%

Book value per common share (2)	$6.79	$7.11	$6.79	$7.11

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Includes the effects of discontinued operations.

(3)	The term “loans” includes loans held for sale and loans held in portfolio.

(4)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	December 31,
	2007	2006
ASSETS
Cash and due from banks	$66,413	$50,058
Interest-bearing deposits with other banks	980	1,261
Federal Funds Sold	0	20,000
Investment securities
Available for sale (at estimated market value)	263,380	148,421
Held to maturity (at amortized cost)	361,861	420,903

Total investment securities	625,241	569,324

Loans held for sale	23,756	33,320

Loans held in portfolio, net of unearned discounts	1,187,124	1,112,602
Less allowance for loan losses	15,085	16,288

Loans, net	1,172,039	1,096,314

Customers’ liability under acceptances	201	98
Goodwill	22,901	22,862
Premises and equipment, net	11,179	11,324
Other real estate	1,670	2,243
Accrued interest receivable	7,081	5,845
Bank owned life insurance	29,041	27,949
Other assets	52,147	43,696

Total assets from continuing operations	2,012,649	1,884,294
Assets — discontinued operations	0	1,663

	$2,012,649	$1,885,957

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$535,351	$546,443
Savings, NOW and money market	467,446	447,601
Time	524,189	527,986

Total deposits	1,526,986	1,522,030

Securities sold under agreements to repurchase — customers	60,054	52,803
Securities sold under agreements to repurchase — dealers	10,200	0
Federal funds purchased	65,000	0
Commercial paper	20,879	27,562
Short-term borrowings — FHLB	45,000	0
Short-term borrowings — other	4,285	3,412
Long-term borrowings — FHLB	40,000	20,000
Long-term borrowings — subordinated debentures	25,774	25,774
Acceptances outstanding	201	98
Accrued expenses and other liabilities	93,200	101,679
Liabilities — discontinued operations	0	336

Total liabilities	1,891,579	1,753,694
Shareholders’ equity	121,070	132,263

	$2,012,649	$1,885,957

MEMORANDA
Available for sale securities — amortized cost	$265,935	$152,195
Held to maturity securities — estimated market value	359,725	411,651
Shares outstanding
Common issued	21,278,531	21,177,084
Common in treasury	3,459,302	2,572,368

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
INTEREST INCOME
Loans	$23,259	$23,313	$92,255	$86,882
Investment securities — available for sale	3,480	1,828	9,139	7,909
Investment securities — held to maturity	4,406	4,970	18,705	21,496
Federal funds sold	6	108	1,236	196
Deposits with other banks	26	30	117	103

Total interest income	31,177	30,249	121,452	116,586

INTEREST EXPENSE
Savings, NOW and money market deposits	3,115	2,722	13,083	8,584
Time deposits	6,093	6,081	25,680	20,427
Securities sold u/a/r — customers	811	1,065	3,392	3,501
Securities sold u/a/r — dealers	309	297	309	3,739
Federal funds purchased	323	78	430	769
Commercial paper	277	467	1,350	2,020
Short-term borrowings — FHLB	283	235	336	1,796
Short-term borrowings — other	18	7	66	30
Long-term borrowings — FHLB	341	225	820	1,569
Long-term subordinated debentures	524	524	2,094	2,094

Total interest expense	12,094	11,701	47,560	44,529
Interest expense allocated to discontinued operations	0	0	0	(2,508)

Total interest expense-continuing operations	12,094	11,701	47,560	42,021

Net interest income	19,083	18,548	73,892	74,565
Provision for loan losses	1,400	1,250	5,853	4,503

Net interest income after provision for loan losses	17,683	17,298	68,039	70,062

NONINTEREST INCOME
Accounts receivable management/ factoring commissions and other fees	3,999	4,059	15,536	13,282
Service charges on deposit accounts	1,274	1,367	5,588	5,404
Other customer related service charges and fees	780	1,049	3,044	3,661
Mortgage banking income	2,630	2,581	8,893	9,696
Trust fees	153	154	551	591
Bank owned life insurance income	274	272	1,092	985
Securities gains/(losses)	191	2	188	(443)
Other income	330	133	832	482

Total noninterest income	9,631	9,617	35,724	33,658

NONINTEREST EXPENSES
Salaries	10,738	10,127	36,797	35,700
Employee benefits	1,667	1,358	9,506	9,424

Total personnel expense	12,405	11,485	46,303	45,124
Occupancy and equipment expenses, net	2,401	2,567	10,354	9,899
Advertising and marketing	923	1,075	3,897	3,855
Professional fees	1,832	2,318	6,666	6,454
Communications	486	491	1,941	1,823
Other expenses	2,428	2,636	10,648	10,200

Total noninterest expenses	20,475	20,572	79,809	77,355

Income from continuing operations before income taxes	6,839	6,343	23,954	26,365
Provision for income taxes at normal effective rates	2,649	2,234	8,901	9,814

Income from continuing operations after normalized taxes	4,190	4,109	15,053	16,551
Reversal of tax reserves	0	0	341	4,447

Income from continuing operations	4,190	4,109	15,394	20,998

Discontinued operations:
Income/(Loss), net of taxes	0	(192)	(795)	(603)
Loss on sale, net of taxes	0	(31)	0	(9,635)

Net income	$4,190	$3,886	$14,599	$10,760

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)
  (continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Average number of common shares outstanding
Basic	17,807,998	18,685,233	18,209,740	18,734,610
Diluted	18,131,146	19,192,559	18,531,546	19,265,093

Income from continuing operations, per average common share
Basic	$0.24	$0.22	$0.85	$1.12
Diluted	0.23	0.21	0.83	1.09

Income from continuing operations, after normalized taxes, per average common share
Basic	0.24	0.23	0.83	0.88
Diluted	0.23	0.23	0.81	0.86

Net income per average common share
Basic	0.24	0.20	0.80	0.57
Diluted	0.23	0.20	0.79	0.56

Dividends per common share	0.19	0.19	0.76	0.76

STERLING BANCORP
Consolidated Statements of Comprehensive Income /(Loss)
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net income	$4,190	$3,886	$14,599	$10,760

Other comprehensive income/(loss), net of tax:
Unrealized holding gains/(losses) arising during the period	369	284	623	(56)

Reclassification adjustment for gains/(losses) included in net income	106	(1)	106	243

Amortization of:
Prior service cost	12	0	55	0
Net actuarial losses	235	0	843	0
Pension liability adjustment	(596)	(5,459)	(596)	(5,467)

Comprehensive income/(loss)	$4,316	$(1,290)	$15,630	$5,480

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Balance, at beginning of period	$119,935	$140,425	$132,263	$146,998
Net income for period	4,190	3,886	14,599	10,760
Common shares issued under stock incentive plan and related tax benefits	202	22	1,010	1,757
Purchase of common shares for treasury	0	(2,021)	(13,622)	(5,831)
Cash dividends-Common shares	(3,383)	(3,540)	(13,755)	(14,216)
Surrender of shares issued under incentive compensation plan	0	0	(456)	(614)
Amortization of unearned compensation	0	0	0	22
Change in net unrealized holding gains/(losses) on available for sale securities	369	284	623	(56)
Reclassification adjustment for gains/(losses) included in net income	106	(1)	106	243
Initial application of fas 158	0	(1,333)	0	(1,333)
Amortization of:
Prior service cost	12	0	55	0
Net actuarial losses	235	0	843	0
Pension liability adjustment	(596)	(5,459)	(596)	(5,467)

Balance, at end of period	$121,070	$132,263	$121,070	$132,263

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	December 31, 2007			December 31, 2006
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$3,929	$26	2.62%	$3,319	$30	3.58%

Investment securities — available for sale	243,313	3,298	5.42	133,622	1,610	4.82
Investment securities — held to maturity	372,972	4,406	4.73	436,056	4,970	4.56
Investment securities — tax exempt [2]	19,404	299	6.13	22,584	359	6.31

Total investment securities	635,689	8,003	5.03	592,262	6,939	4.68
Federal funds sold	543	6	4.40	8,750	108	4.83
Loans, net of unearned discount [3]	1,161,044	23,259	8.34	1,117,287	23,313	8.75

Total Interest-Earning Assets [2]	1,801,205	31,294	7.11%	1,721,618	30,390	7.25%

Cash and due from banks	62,573			76,505
Allowance for loan losses	(15,604)			(17,193)
Goodwill	22,901			22,843
Other	97,704			92,270
Assets — discontinued operations	0			5,083

Total Assets	$1,968,779			$1,901,126

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$17,761	23	0.51%	$20,363	25	0.49%
NOW	241,178	1,414	2.33	220,863	1,265	2.27
Money market	254,310	1,678	2.62	206,161	1,432	2.76
Time	547,605	6,092	4.41	534,389	6,076	4.51
Foreign
Time	575	1	1.09	1,786	5	1.02

Total Interest-Bearing Deposits	1,061,429	9,208	3.44	983,562	8,803	3.55

Borrowings
Securities sold u/a/r — customers	83,325	811	3.86	94,305	1,065	4.48
Securities sold u/a/r — dealers	25,670	309	4.78	21,897	297	5.39
Federal funds purchased	28,152	323	4.49	5,761	78	5.26
Commercial paper	22,758	277	4.82	36,568	467	5.06
Short-term borrowings — FHLB	23,913	283	4.69	17,174	235	5.44
Short-term borrowings — other	1,794	18	4.13	571	7	5.06
Long-term borrowings — FHLB	31,739	341	4.31	20,000	225	4.49
Long-term borrowings — sub debt	25,774	524	8.38	25,774	524	8.38

Total Borrowings	243,125	2,886	4.73	222,050	2,898	5.20

Interest-bearing liabilities allocated to discontinued operations	0	0	0.00	0	0	0.00

Total Interest-Bearing Liabilities	1,304,554	12,094	3.68%	1,205,612	11,701	3.86%

Noninterest-bearing demand deposits	444,233			448,147
Other liabilities	100,274			107,626
Liabilities — discontinued operations	0			1,540

Total Liabilities	1,849,061			1,762,925
Shareholders’ equity	119,718			138,201

Total Liabilities and Shareholders’ Equity	$1,968,779			$1,901,126

Net interest income/spread [2]		19,200	3.43%		18,689	3.39%

Net yield on interest-earning assets			4.32%			4.41%

Less: Tax-equivalent adjustment		117			141

Net interest income		$19,083			$18,548

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Twelve Months Ended
	December 31, 2007			December 31, 2006
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$3,033	$117	3.86%	$2,624	$103	4.48%

Investment securities — available for sale	165,289	8,379	5.07	146,820	6,840	4.66
Investment securities — held to maturity	401,212	18,705	4.66	473,608	21,496	4.54
Investment securities — tax exempt [2]	19,962	1,250	6.26	27,174	1,760	6.47

Total investment securities	586,463	28,334	4.83	647,602	30,096	4.65
Federal funds sold	23,219	1,236	5.32	4,041	196	4.84
Loans, net of unearned discount [3]	1,113,372	92,255	8.83	1,043,680	86,882	8.97

Total Interest-Earning Assets [2]	1,726,087	121,942	7.36%	1,697,947	117,277	7.23%

Cash and due from banks	66,384			64,598
Allowance for loan losses	(16,233)			(16,741)
Goodwill	22,885			22,714
Other	93,628			90,812
Assets — discontinued operations	0			85,446

Total Assets	$1,892,751			$1,944,776

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$19,618	101	0.51%	$23,050	101	0.44%
NOW	237,731	5,903	2.48	197,587	3,787	1.92
Money market	241,478	7,079	2.93	213,530	4,696	2.20
Time	556,295	25,674	4.62	514,452	20,399	3.97
Foreign
Time	574	6	1.09	2,714	28	1.03

Total Interest-Bearing Deposits	1,055,696	38,763	3.67	951,333	29,011	3.05

Borrowings
Securities sold u/a/r — customers	80,649	3,392	4.21	86,418	3,501	4.05
Securities sold u/a/r — dealers	6,470	309	4.78	74,057	3,739	5.05
Federal funds purchased	9,281	430	4.63	15,133	769	5.08
Commercial paper	26,731	1,350	5.05	44,539	2,020	4.53
Short-term borrowings — FHLB	7,082	336	4.74	34,444	1,796	5.21
Short-term borrowings — other	1,360	66	4.87	613	30	4.96
Long-term borrowings — FHLB	18,356	820	4.47	34,164	1,569	4.59
Long-term borrowings — sub debt	25,774	2,094	8.38	25,774	2,094	8.38

Total Borrowings	175,703	8,797	5.03	315,142	15,518	4.94

Interest-bearing liabilities allocated to discontinued operations	0	0	0.00	(78,054)	(2,508)	3.17

Total Interest-Bearing Liabilities	1,231,399	47,560	3.86%	1,188,421	42,021	3.54%

Noninterest-bearing demand deposits	444,672			439,064
Other liabilities	92,540			95,302
Liabilities — discontinued operations	0			78,811

Total Liabilities	1,768,611			1,801,598
Shareholders’ equity	124,140			143,178

Total Liabilities and Shareholders’ Equity	$1,892,751			$1,944,776

Net interest income/spread [2]		74,382	3.50%		75,256	3.69%

Net yield on interest-earning assets			4.49%			4.64%

Less: Tax-equivalent adjustment		490			691

Net interest income		$73,892			$74,565

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	December 31, 2007
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$5	$(9)	$(4)

Investment securities — available for sale	1,466	222	1,688
Investment securities — held to maturity	(746)	182	(564)
Investment securities — tax exempt	(50)	(10)	(60)

Total investment securities	670	394	1,064

Federal funds sold	(94)	(8)	(102)
Loans, net of unearned discounts [3]	1,027	(1,081)	(54)

TOTAL INTEREST INCOME	$1,608	$(704)	$904

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(3)	$1	$(2)
NOW	116	33	149
Money market	322	(76)	246
Time	151	(135)	16
Foreign
Time	(4)	0	(4)

Total interest-bearing deposits	582	(177)	405

Borrowings
Securities sold under agreements to repurchase — customers	(116)	(138)	(254)
Securities sold under agreements to repurchase — dealers	48	(36)	12
Federal funds purchased	257	(12)	245
Commercial paper	(169)	(21)	(190)
Short-term borrowings — FHLB	83	(35)	48
Short-term borrowings — other	12	(1)	11
Long-term borrowings — FHLB	126	(10)	116
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	241	(253)	(12)

Less: interest-bearing liabilities allocated to discontinued operations	0	0	0

TOTAL INTEREST EXPENSE	$823	$(430)	$393

NET INTEREST INCOME	$785	$(274)	$511

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Twelve Months Ended
	December 31, 2007
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$24	$(10)	$14

Investment securities — available for sale	906	633	1,539
Investment securities — held to maturity	(3,348)	557	(2,791)
Investment securities — tax exempt	(456)	(54)	(510)

Total investment securities	(2,898)	1,136	(1,762)

Federal funds sold	1,019	21	1,040
Loans, net of unearned discounts [3]	6,724	(1,351)	5,373

TOTAL INTEREST INCOME	$4,869	$(204)	$4,665

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(15)	$15	$0
NOW	869	1,247	2,116
Money market	674	1,709	2,383
Time	1,751	3,524	5,275
Foreign
Time	(24)	2	(22)

Total interest-bearing deposits	3,255	6,497	9,752

Borrowings
Securities sold under agreements to repurchase — customers	(242)	133	(109)
Securities sold under agreements to repurchase — dealers	(3,240)	(190)	(3,430)
Federal funds purchased	(276)	(63)	(339)
Commercial paper	(881)	211	(670)
Short-term borrowings — FHLB	(1,311)	(149)	(1,460)
Short-term borrowings — other	37	(1)	36
Long-term borrowings — FHLB	(709)	(40)	(749)
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	(6,622)	(99)	(6,721)

Less: interest-bearing liabilities allocated to discontinued operations	2,508	0	2,508

TOTAL INTEREST EXPENSE	$(859)	$6,398	$5,539

NET INTEREST INCOME	$5,728	$(6,602)	$(874)

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.